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                                                                   EXHIBIT 10.18


STATE OF SOUTH CAROLINA                     )
                                            )        LEASE AGREEMENT
COUNTY OF BERKELEY                          )


THIS LEASE AGREEMENT (the "Lease") executed as of this 31st day of October 2002, by and between BLACKBAUD, LLC., a South Carolina Corporation ("Landlord") and PILOT THERAPEUTICS, INC., a North Carolina corporation ("Tenant").

                                   WITNESSETH:

WHEREAS, Landlord leases certain property from Duck Pond Creek, LLC ("the Master Landlord") pursuant to that certain lease agreement dated October 13, 1999 (the "Master Lease") attached hereto as Exhibit A; and

WHEREAS, Landlord desires to sublease to Tenant, and Tenant desires to sublease from Landlord a portion of the property under the Master Lease to the Tenant.

NOW, THEREFORE, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) in hand paid by Tenant to Landlord, the receipt and sufficiency of which are hereby mutually acknowledged and in consideration of the rents to be paid to Landlord by Tenant, and covenants and agreements herein agreed to be performed by Landlord and Tenant, Landlord does hereby grant and lease to Tenant the following described Property, subject to the following terms and conditions:

1. Property. Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby hire and take from Landlord, upon the terms and conditions hereinafter set forth, a portion of the fourth (4th) floor of the four (4) story building known as the Blackbaud building (the "Building") located at 2000 Daniel Island Drive, Suite 440, Charleston, South Carolina 29492 (the "Property") consisting of approximately 11,432 rentable square feet as shown on Exhibit B, which is attached hereto and incorporated by reference herein.

2.       Term. The initial term ("Initial Term") of this Lease shall be eighteen
         (18) months commencing upon January 1, 2003, or if the Landlord's Work set forth in Section 4 below is not complete on January 1, upon completion of such Work (the "Commencement Date"). Prior to the Commencement Date, Tenant and its contractors shall be allowed access to the Property for Tenant's upfit; provided, however, that Tenant's activities shall not interfere with the Landlord's Work.

3.       Rental.

         (a) Monthly Rental. During the first twelve (12) months of the Initial Term, Tenant shall pay to Landlord a monthly rent (the "Rent") in the amount of eighteen thousand one hundred dollars and 67/100 ($18,100.67) per month payable on the first day of each month. Tenant shall pay the first month's Rent at Lease execution. As an incentive Tenant shall receive a credit in the amount of one month's rent to be credited against the monthly rental due hereunder to be taken as a credit against the first full month's Rent due hereunder after the Commencement Date. The Rent shall be prorated for any partial month. During the remainder of the Initial Term, Tenant shall pay to Landlord a monthly Rent of eighteen thousand and five hundred and seventy-seven dollars and 00/100 ($18,577.00) per month payable on the first day of each month.


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         (b)      Renewal Rate. During the Renewal Terms (as hereinafter
                  defined), Tenant shall pay to Landlord a monthly Rent in the amount of:

                  i) Eighteen thousand and five hundred and seventy-seven dollars and 00/100 ($18,577.00) per month payable on the first day of each month during the First Renewal Term (as hereinafter defined).

                  ii) Nineteen thousand and fifty three dollars and 33/100 ($19,053.33) per month payable on the first day of each month during the Second Renewal Term (as hereinafter defined).

         (c) Additional Rent. In addition to the Rent, Tenant shall pay additional rent ("Additional Rent") as follows:

                  i) Additional Charges. Any charges due Landlord by Tenant, including, but not limited to, damage to the Property, legal fees, costs of default remedies and any other past due charges, or for work done on the Property by order of Tenant shall be considered as Additional Rent due within thirty (30) days of Landlord's demand therefor (in addition to all other rent payable).

                  ii) Air Conditioning Charges. Twenty Five Dollars ($25.00) for air conditioning use during non-Standard Hours of Operation as defined in Section 0 herein.

                  iii) Interest and Late Charge. In the event any amounts due hereunder shall not be paid within ten (10) days of when such payment is due, interest in an amount equal to one-half percent per month (6% per annum) shall accrue thereafter on amounts due and unpaid for so long as such amounts remain unpaid. In addition, upon five (5) days written notice and Tenant's failure to pay such amounts as are due within such five day period, Tenant shall pay an additional amount equal to five percent (5%) of the amount due as a late charge.

4. Landlord's Work. Prior to the Commencement Date of this Lease, Landlord shall complete construction of (a) a demising wall to create a new suite consisting of the Property on the fourth (4th) floor of the Building separate from the remaining space located on the fourth (4th) floor of the Building and (b) a break/copy room, including kitchen facilities and infrastructure for reproductions and telecommunications equipment with adequate electrical circuits and data/phone jacks for reproduction and telecommunications equipment (note that data and phone cabling is the responsibility of Tenant), each acceptable to Tenant and Landlord shall deliver the Premises to Tenant.

5. Furniture and Fixtures. Tenant shall be entitled, at no cost to Tenant, to use all of the furniture and fixtures currently located in the Property. The inventory of the furniture located in the Property immediately prior to the Commencement Date is as follows:

                           40 cube stations
                           11 30" x 60" HON desks

         Upon the expiration or termination of this Lease, Tenant agrees to return such furniture and office equipment to Landlord in substantially the same condition as Tenant received such furniture and office equipment, normal wear and tear and casualty damage excepted.

6. Access to Common Areas. Tenant will have access to the following common areas: entrance lobbies, the cafeteria (during operating hours), parking areas, loading docks, corridors, public restrooms, elevators (including freight elevator to be coordinated with Landlord) and stairways in accordance with reasonable regulation of the Landlord. Access to the building's electrical / data phone rooms will be on an as-needed basis.


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7.       Renewal Options. Tenant shall have the right to renew this Lease for two (2) additional terms of six (6) months each. (The first six-month renewal term is the "First Renewal Term" and the second six-month renewal term is the "Second Renewal Term". The First Renewal Term and the Second Renewal Term are sometimes collectively referred therein as the "Renewal Terms.") There shall be no renewal without written notice from Tenant to Landlord sixty (60) days prior to the expiration of the then current lease term. The rental for the Renewal Terms is set forth in Section 3(b). Other than the rental for the Renewal Terms, all of the other terms and conditions of this Lease shall apply to the Renewal Terms.

8. Exercise Facility. Landlord shall provide access to the exercise facility for Tenant's employees without charge

9. Parking. Tenant shall be entitled to fifty-seven (57) parking spaces in the parking lot adjacent to the building. All spaces shall be non-dedicated and without charge to Tenant.

10. Standard Hours of Operation. Although Tenant enjoys exclusive use of and access to the Property 24 hours per day, 7 days per week, air conditioning and heating shall be limited to the following standard hours of operation ("Standard Hours of Operation"): 8:00 a.m. to 6:00 p.m., five days per week and 8:00 a.m. to 1:00 p.m. on Saturdays, excluding federal holidays.

11. Building Security and Maintenance. Landlord will provide maintenance and security personnel from 8:00 am. to 6:00 p.m. Monday through Friday, exclusive of federal holidays. Building access shall be pursuant to an electronic security system with access/security cards provided to employees of Tenant.

12.      INTENTIONALLY OMITTED.

13. Utilities; Janitorial. Landlord agrees to pay for the water, sewer, electricity, gas and janitorial services.

14. PERSONAL PROPERTY. ALL PERSONAL PROPERTY, MERCHANDISE, FIXTURES, AND EQUIPMENT PLACED OR MOVED INTO THE PROPERTY BY TENANT SHALL BE AT THE RISK OF TENANT OR THE OWNERS THEREOF, AND LANDLORD SHALL NOT BE LIABLE FOR ANY DAMAGES, LOSS OR THEFT OF SAID PERSONAL PROPERTY, MERCHANDISE, FIXTURES, OR EQUIPMENT, FROM ANY CAUSE WHATSOEVER EXCEPT FOR THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS EMPLOYEES, AGENTS, CONTRACTORS AND REPRESENTATIVES.

15. Security Deposit. A security deposit of $18,100.00 (the "Security Deposit") required by Landlord and due upon the Commencement Date shall be retained as security (interest free) for the faithful performance by Tenant of all terms, covenants and conditions herein. Landlord is given permission to commingle said deposit and may, at any time after written notice to Tenant, apply said deposit, or any part thereof, against any default by Tenant of any of the terms, covenants, and conditions of this Lease that has not been corrected within the applicable cure period. In such event, Tenant shall, upon written demand, deposit with Landlord the amount so applied so that Landlord shall have the full amount of the deposit on hand at all times during the term of this Lease. Upon expiration of this Lease, Tenant shall surrender possession of the Property as required herein. Landlord is given permission to deduct from the Security Deposit upon written notice to Tenant the cost of any extraordinary cleaning or repairs to the Property, upon vacating by the Tenant, ordinary wear and tear excepted. The Security Deposit is not a part of the rent and subsequently cannot be deducted from the rent of the last month of this tenancy. The Security Deposit or any remaining portion will be returned within thirty (30) days after the termination of this tenancy or completion of the repairs necessitated by Tenant's use of the Property. In the event the Security Deposit is not sufficient to pay all charges due, Tenant shall pay said charges within thirty (30) days after receiving written notice from the Landlord and a detailed accounting of the actual charges and Landlord's basis for asserting these charges against Tenant. Tenant shall be allowed to post an Irrevocable Letter of Credit in lieu of the Security Deposit, the terms and conditions of which are to be acceptable by Landlord in Landlord's reasonable discretion.


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16.      Real Property Taxes. Landlord shall pay all real estate taxes on the
         Property.

17.      INTENTIONALLY OMITTED.

18. Use of Property. The Property may be used for general office use and other related purposes. Pets, animals, or birds may not be kept on the Property without the Landlord's permission. The Property may not be used as a residence, apartment, sleeping quarter or other type of dwelling used for human habitation. The Property may not be used for games of chance or any form of gambling, immoral conduct or any other illegal activity. Tenant acknowledges that Landlord may use that portion of the Building that is not leased by Tenant, for any use whatsoever, so long as such use does not interfere with Tenant's use as contemplated herein. Landlord represents that the Property is properly zoned for the permitted use set forth herein and such permitted use is an allowed "as of right" usage without condition or restriction.

19. Examination of Property; No Warranties. Tenant has examined the Property and is familiar with its present condition. Tenant, relying solely on said examination, agrees to accept the Property in its present condition "AS IS," except as otherwise set forth specifically herein.

20.      Insurance.

         (a) Tenant shall not carry any stock of goods or do anything in or about the Property which would, in any way, restrict or invalidate any insurance coverage of the Property.

         (b) Tenant agrees to pay, upon presentation of a copy of Landlord's paid invoice, as Additional Rent, Tenant's Proportionate Share, as defined herein, of any and all premiums of insurance required hereunder and carried by Landlord on the Property resulting from Tenant's use or occupancy. "Tenant's Proportionate Share" shall be calculated by dividing the rental square footage under this Lease by the total square footage of the Building (assuming that such insurance coverage charges can be ascertained as to the Building as a whole). Tenant shall keep in full force and effect, at Tenant's expense, insurance for Tenant's personal property, Tenant's trade fixtures, Tenant's equipment, business interruption and property damage. Tenant shall also carry a public liability policy with a minimum coverage of $1,000,000.00. Said policies shall bear endorsements to the effect that the insurer agrees to notify the Landlord not less than thirty (30) days in advance of any cancellation thereof. Should Tenant fail to maintain such public liability insurance or in the event that a notice of cancellation has been provided and Tenant fails to provide notice of replacement coverage to Landlord within fifteen (15) days after such notice, after fifteen (15) days written notice of such deficiency, Landlord may, at its option (but shall not be required to do so) cause public liability insurance as aforementioned to be issued, and, in such event, Tenant agrees to pay the premium for said insurance as Additional Rent.

         (c) During the Initial Term and the Renewal Terms of this Lease, Landlord shall obtain and maintain a general liability insurance policy with a combined property damage, bodily injury and death liability limit of at least $1,000,000.00. Landlord shall obtain and maintain separate broad form property coverage insuring the Building and all common areas against fire, casualty and malicious mischief, no matter the cause thereof, for the full replacement value thereof.


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21.      Maintenance and Repair.

         (a) Landlord shall repair and maintain the Building and Common Areas, including but not limited to, the foundation, roof, outer walls, structural members and all building operating systems of the Property, and any other items described in the Master Lease that are not to be maintained or repaired by Tenant as provided herein to the standard of similar commercial office space. The building operating systems shall include the servicing, repair, maintenance, replacement of plumbing, electrical, ventilation, heating and air conditioning systems, including all pipes, wiring, fixtures, filters, equipment, machinery, boilers, compressors and appliances. If Landlord fails to perform its repair and maintenance obligations and such failure interferes with Tenant's normal commercial use or access to the Property, Tenant shall be entitled to perform such obligations and, if all such costs that are reasonably incurred by Tenant to perform such obligations are not reimbursed by Landlord within thirty (30) days after presentation of an invoice to Landlord, Tenant may then offset against the next monthly installment(s) of Rent becoming due the costs of such performance until such time as Tenant is fully reimbursed for the costs actually incurred.

         (b) Tenant shall use all reasonable efforts to provide Landlord notice of any damage or maintenance needs of which it becomes aware. If any damage is caused by Tenant's neglect, Tenant shall be responsible for the costs to repair such damage. Tenant shall also repair and be responsible for damage caused by stoppage, breakage, leakage, overflow, discharge or freezing of plumbing pipes, soil lines or fixtures located within the Property due to Tenant's negligence or willful misconduct. If any part of the Property is damaged by Tenant, or Tenant's employees, agents or invitees, Tenant shall provide Landlord with immediate written notification of such damage to the Property. After notification and approval by Landlord, repairs of such damage shall be made promptly at Tenant's expense so as to restore the Property to its previous condition. If Tenant refuses or neglects to commence the necessary repairs within fifteen (15) days after the written demand by Landlord, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's stock, business or fixtures by reason thereof except for any negligence or willful misconduct of Landlord or its employees, agents or contractors, and if Landlord makes such repairs, Tenant shall pay to Landlord, upon presentation of a copy of Landlord's paid invoice, as Additional Rent, the actual cost thereof. Tenant's failure to pay shall constitute a default under this Lease. Repairs that are Landlord's responsibility shall be made within a reasonable time after written notice to Tenant and shall comply with the provisions of the Master Lease.

22. Regulations and Sanitation. Landlord represents and warrants that as of the Commencement Date, the Property is in compliance with all applicable laws, ordinances, regulations and requirements of any legally constituted public authority, including all environmental laws, rules and regulations ("All Applicable Laws"). Tenant shall keep the Property clean, safe, sanitary, and free from environmental hazards and in compliance with All Applicable Laws. If Tenant fails to comply with any such laws, ordinances, regulations and requirements, or any aspect thereof beyond any applicable notice and cure period set forth herein, including notice requirements, such failure shall constitute a default by Tenant under this Lease. Tenant's obligation to clean includes removing any trash or refuse deposited upon the Property or any adjacent public area by Tenant, Tenant's customers or anyone else. In the event of non-compliance by Tenant subject to all applicable notice and cure periods herein, Landlord shall have the right to have said areas cleaned trash and refuse removed and charge the expense to Tenant as Additional Rent which shall be due and payable, upon presentation of a copy of Landlord's paid invoice, as Additional Rent non-payment of which shall constitute a default of this Lease. Landlord shall employ a reputable pest extermination company to perform extermination services in the Building, common areas and Property at regular intervals.


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23.      Hazardous Materials.

         (a) Landlord represents and warrants that, as of the Commencement Date, there are no Hazardous Materials (as defined in the Master Lease) in, on, under or about the Property and that the Property is in compliance with all applicable environmental laws, rules and regulations.

         (b) Tenant represents, warrants and agrees that the Property shall be kept free of Hazardous Materials brought to the Property by Tenant, or its employees, agents or contractors (as defined in the Master Lease) and Tenant shall comply with, and insure compliance by all other parties for whom it is responsible with, all applicable environmental laws.

         (c) Each Party hereby agrees to indemnify the other party and hold the other party harmless from and against any and all liens, demands, actions, suits, proceedings, disbursements, liabilities, losses, litigation, damages, judgments, obligations, penalties, injuries, costs, expenses (including without limitation, reasonable attorneys and expert fees and expenses) and claims of any and every kind whatsoever paid, incurred, suffered by or asserted against the other party or the Property for, with respect to, or as a direct or indirect result of violating paragraphs (a) or (b) above.

24. Alterations. Tenant shall make no alterations, additions, improvements or rewiring in or to the Property without the written consent of Landlord, which consent shall not be unreasonably withheld. All additions, or improvements to the building including carpeting, tile or other floor covering, wall covering, ceiling tile, etc. made with or without Landlord's written consent shall become part of the Property, and shall be the property of Landlord upon installation. Trade fixtures and office furniture shall be installed so as to be readily removable without injury to the Property and any injury caused by said removal shall be repaired forthwith at Tenant's expense. Said trade fixtures shall be removed from the Property before the end of this Lease unless Landlord agrees in writing that they may remain. Tenant shall not install or maintain any equipment, partitions, furniture, or other items in which the weight or the operation of which would tend to injure or be detrimental to the Property.

25. Assignment or Sublease. Tenant shall not, without written consent of Landlord, in each case, assign, transfer, mortgage, pledge or otherwise encumber or dispose of this Lease, or sublet the Property, or any part thereof, or permit the Property to be occupied by other persons. Such consent may be withheld for any reason. If this Lease is assigned, or if the Property, or any part thereof, be subject or occupied by any other person, firm, office or corporation, with or without written permission of Landlord, it will not relieve Tenant of any obligations under the terms of this Lease and if sublet, assigned or occupied without the Landlord's permission, this Lease may, at the option of the Landlord, be terminated by a seven (7) day written notice. Notwithstanding the prohibition set forth above, Tenant shall have the right, without Landlord's consent, at any time during the Initial Term or Renewal Terms of this Lease, to assign or otherwise transfer this Lease and its rights hereunder to (i) any entity controlling, controlled by, or under common control with Tenant, or (ii) any entity into or with which Tenant may be merged or consolidated or (iii) any entity which shall be a successor of Tenant or to any entity which has acquired or is acquiring ownership or control of the business and assets of Tenant at the Property. Notwithstanding the prohibition set forth above, Tenant shall have the right, without Landlord's consent, at any time during the Initial Term or Renewal Terms of this Lease, to sublet a portion of the Property to any entity controlling, controlled by, or under common control with Tenant. Unless expressly agreed to by Landlord, any assignment or sublet by Tenant pursuant to this paragraph shall not release Tenant from its obligations under this Lease.


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26.      Signs or Awnings. Tenant shall place no signs, notices, pictures or advertising matter upon the exterior of the Property, except with the written permission of the Landlord. Tenant will be allowed to place interior signage in a manner to be approved by Landlord in the Lobby, the elevator and on Tenant's door(s), such approval not to be unreasonably withheld. Any and all signs placed on the Property by Tenant shall be maintained in compliance with rules and regulations governing such signs. Tenant shall be responsible to Landlord for any damages caused by installation, use, maintenance, or removal of said signs (but not responsible for repainting any areas other than those directly behind where the signs were affixed). Any electrical service needed for signs shall be installed at the Tenant's expense.

27. Obligations under Master Lease. Landlord shall fulfill all of its obligations and duties under the Master Lease, except for those obligations and duties expressly stated and only to the extent expressly stated to be the responsibility of Tenant under this Lease, and agrees to enforce its rights against Master Landlord under the Master Lease in order to protect the interest of Tenant under this Lease. In the event Landlord receives a notice of default from the Master Landlord, Landlord shall immediately notify in writing Tenant of such default and take all necessary steps to cure such default.

28. Waiver of Rights. No failure by Landlord or Tenant to exercise any power given hereunder, or to insist upon the other party's strict compliance with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof will constitute a waiver of either party's rights to demand exact compliance with the terms of this Lease at a future time the rights and remedies created by this Lease are cumulative and the use of one remedy shall not be taken to exclude the right to use another.

29. Rules and Regulations. Rules and Regulations are attached hereto as Exhibit D and made a part hereof, but to the extent that there is any conflict between the Rules and Regulations and this Lease, the terms and conditions of this Lease shall control. Landlord reserves the right, at any time, to make further reasonable rules and regulations as in Landlord's reasonable judgment may be necessary for the safety, care, appearance and cleanliness of the Property and the preservation of the good order therein, and upon promulgation of such rules to all tenants such other rules and regulations shall be binding upon the parties hereto with the same force and effect as if they had been contained herein at the time of execution hereof.

30. Right of Entry. Landlord, without being liable for trespass or damages, shall have the right immediately in the case of an emergency or upon at least twenty-four (24) hours' advance notice, unless otherwise agreed in advance, and during business hours to enter the Property to examine the same, or to make repairs, additions or alteration as Landlord may deem necessary or the safety, comfort, appearance or preservation thereof, or during the last sixty (60) days of the then current term if no renewal notice has been given to exhibit the Property. Landlord shall also be allowed to post "For Rent" notice during sixty (60) days before the expiration of the Initial Term or Renewal Terms of this Lease if no renewal notice has been given. Said right to entry shall likewise exist for the purpose of removing place cards, signs, fixtures, alterations or additions which do not conform to the provisions set forth in this Lease subject to all applicable notice and cure periods. In accordance with this right, Tenant shall give Landlord a photo pass to any and all locks, security systems and burglar alarms. Tenant shall not change or install new locks or security systems without the approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

31. Liens. Tenant shall not create any liens for labor or material against the Property. All persons contracting with the Tenant for the election, installation, alteration, repair or demolition of any building or other improvements on the Property, and all materials, flyers, contractors, mechanics, and laborers are hereby charged with notice that they must look to the Tenant and to the Tenant's interest only in the Property to secure payment of any bill for work or material furnished during the rental period created by this Lease. In the event that liens are placed on record against the Property by contractors, mechanics, laborers, material suppliers, etc., because of action by Tenant, it will constitute a default of this Lease unless such liens are discharged within thirty (30) days after Tenant receives notice of such lien.


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32.      Damages to or Destruction of Property. In the event twenty-five percent
         (25%) or less of the Property is damaged by fire or other casualty, Landlord shall repair the property to its condition immediately prior to the damage and Rent shall proportionately abate based on loss of Tenant's use of the Property, as mutually agreed by the parties or if agreement cannot be reached based upon normal commercial practices. In the event over twenty-five percent (25%) of the Property is damaged by fire or other casualty, either party may terminate this Lease upon ten
         (10) days written notice.

33. Condemnation. If the whole of the Property or such portion thereof as will make said Property unusable for the purpose herein leased, as mutually agreed by the parties or if agreement cannot be reached based upon normal commercial practices, be condemned by any legally constituted authority, this Lease shall terminate on the date when possession thereof is taken by public authorities, and Rent Additional Rent shall be accounted for as between Landlord and Tenant as of such termination date and Tenant shall absolutely have no rights to any condemnation proceeds except those that are related to its leasehold interest in the Property. In the event only a portion of the Property is acquired by condemnation as will leave the remaining Property, after alteration and repair, in condition suitable for use by Tenant, as mutually agreed by the parties or if agreement cannot be reached based upon normal commercial practices, the Rent and Additional Rent, where applicable, from the day of such acquisition to the end of the original or any extended term of this Lease shall be reduced in proportion to the resulting loss of use of the Property by Tenant.

34. Indemnity and Liability. Tenant shall indemnify and save Landlord harmless from and against any and all claims, damages, costs and expenses, including reasonable attorney's fees arising from the occupancy or use by Tenant of the Property and the existence of noxious or hazardous chemicals or substances on the Property due to Tenant's or its employees', agents' or contractors' actions. Except to the extent of any negligence or willful misconduct of Landlord or its employees, agents or contractors, (i) Landlord shall not be liable for, and Tenant waives all claims for damage to person or Property sustained by Tenant, its employees or agents, resulting from the condition of the Property or as may result from any accident in or about the Property or which may result directly or indirectly from any act or neglect to the Property of which the Lease is a part; (ii) Landlord shall not be responsible or liable at any time for any loss or damage to Tenant's merchandise, equipment, fixtures or other personal property of Tenant or Tenant's business; (iii) Landlord shall not be responsible or liable to Tenant or those claiming by, through or under Tenant for any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting or adjoining Premises; and (iv) Landlord shall not be responsible or liable for any defect, latent or otherwise, in any building constituting the Property or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall it be responsible or liable for any injury, loss or damage to any person or to any property of Tenant or other person caused or resulting from bursting, breakage, or by or from leakage, ice, running, backing up, seepage, or the overflow of water or sewer in any part of the Property or from any injury or damage caused by or resulting from acts of God or the elements or for any injury or damage caused by or resulting from any defect or negligence in the occupancy, building, machinery, apparatus or equipment by any person or by or from the acts or negligence or any occupant of the Property. Tenant agrees that it shall look solely to the estate and property of Landlord in the land and buildings of which the Property are a part, and subject to prior rights of any mortgages of the Property, for the collection of any judgment (or other judicial process) requiring the payment of money of Landlord, and, provided that Landlord has not engaged in fraud or intentional misconduct, no other assets of the Landlord shall be subject to levy, execution, or other procedures for the satisfaction of Tenant's remedies. In the event Landlord transfers this Lease, upon notice of such transfer and acceptance of such transfer by a transferee of similar means and experience, Landlord will be released from any and all future liabilities and obligations hereunder. The indemnities provided in this Lease shall survive the termination or expiration of this Lease or any renewals for one (1) year, provided, however, that after such one (1) year period neither party shall not be entitled to file any action, suit or other claim or recover any damages or any other remedy at law or in equity arising out of or related to the foregoing indemnities.

35. Reversion. Tenant shall surrender to Landlord at the end of the Term, Renewal Terms or upon cancellation of this Lease, as applicable, the Property broom clean, in the condition as the Property was at the beginning of the Term, normal wear and tear and casualty damage excepted, free from any toxic or hazardous substances present on the Property due to Tenant's or its employees', agents' or contractors' actions. In the event that Tenant unlawfully holds over, after the term of this Lease has expired without Landlord's consent, upon thirty (30) days written notice to Tenant, Tenant shall pay to Landlord a month to month rental that is 150% of the previous Rent until the Property is properly vacated. The Security Deposit (or Letter of Credit, if applicable) may be utilized as payment or partial payment of extraordinary repairs or unusual cleaning needed after Tenant vacates, normal wear and tear excepted.

36. Effective Date of Lease. This Lease shall become effective as a binding agreement only upon the execution and delivery thereof by both Landlord and Tenant. If this Lease is signed by one party and submitted to the other party, it shall constitute an offer to lease which is subject to revocation at any time prior to execution by the other party and delivery of a fully executed copy to the submitting party.

37. Notices. Tenant hereby appoints as Tenant's agent to receive service of all notices required under this Lease as well as all dispossessory distraint notices, the person in charge of the Property or occupying the Property, at the time notice is delivered. If no person is in charge of, or occupying the Property, the service of such notice may be made by attaching the same in the main entrance to the Property. Notices shall be sent addressed as follows:

           If to Tenant:                  Pilot Therapeutics, Inc.
                                          101 North Chestnut Street, Albert Hall
                                          Winston Salem, North Carolina 27101
                                          Attention:  Mr. David Mills

           With a copy to:                Hunton & Williams
                                          200 Park Avenue, 43rd Floor
                                          New York, New York 10166-0136
                                          Attention:  Edmond P. Murphy, Esq.

           If to Landlord:                Blackbaud, LLC
                                          2000 Daniel Island Drive
                                          Charleston, SC 29492
                                          Attention:  Mr. Jeff Crane

           With a copy to:                Blackbaud, LLC
                                          2000 Daniel Island Drive
                                          Charleston, SC  29492
                                          Attention:  Andy Howell, Esq.

           If to Master Landlord:         Duck Pond Creek, LLC
                                          4401 Belle Oaks Drive
                                          Charleston, SC  29405-8530
                                          Attention: ________________

38. Bankruptcy. If Tenant shall apply for relief under any bankruptcy act or shall be adjudicated bankrupt or insolvent or take the benefit of any federal reorganization and such application is not withdrawn or such adjudication is not vacated within forty-five (45) days or make a general assignment or take the benefit of any insolvent law, or if a Trustee in bankruptcy or a receiver be appointed or elected for Tenant and such appointment is not revoked within forty-five (45) days, under federal or state law, this Lease at the option of Landlord shall expire and end seven (7) days after Landlord gives Tenant written notice, unless Tenant's trustee immediately cures any default of Tenant hereunder and provides (in compliance with federal and state laws) adequate assurance of future performance of Tenant's obligations hereunder.

39. Beyond Landlord's Control. None of the acts, promises, covenants, or obligations on the part of Tenant to be kept, performed or not performed as the case may be, nor the obligation of Tenant to pay Rent, Additional Rent, or other charges or payments shall be anywise waived, excused, or affected by reason of Landlord being unable at any time during the Term or Renewal Terms (a) to supply or to delay in supplying heat, light, elevator service or any other service expressed or implied on the part of Landlord to be supplied; provided, however, that if such failure occurs for more than five (5) days, cumulative, in any single year of the Term or Renewal Terms, Rent and Additional Rent shall abate for such period of time beyond five days and if such failure occurs for more than forty-five (45) days, cumulative, in any single year of the Term or Renewal Terms, Tenant shall be entitled to terminate this Lease upon written notice to Landlord; or (b) to make any alterations, repairs, or decorations, or to supply any equipment or fixtures, or any other promise, covenant, or obligations on the part of the Landlord to be performed, if Landlord's inability or delay is caused by circumstances beyond Landlord's control; provided, however, that if such failure occurs for more than thirty (30) days Rent and Additional Rent shall abate for such period of time and if such failure occurs for more than ninety (90) days, Tenant shall be entitled to terminate this Lease upon written notice to Landlord.

40. Badges. Landlord shall provide Tenant with photo badges for each employee for $20.00 per badge, and Tenant is responsible for accounting for all of the same and shall return all photo badges to the Landlord upon termination or cancellation of this Lease and/or Tenants vacating the Property. There shall be a fifteen dollar ($15.00) charge for every badge not returned or which has been lost. All additional photo badges shall be provided at $15.00 per badge. The Landlord shall retain a master photo or pass photo to the Property, including all security locks and systems. Tenant shall not change or install new locks or security systems without approval of Landlord, such approval shall not be unconditionally withheld, conditioned or delayed.

41. Estoppel Certificates. Tenant shall from time to time, within ten days following the notice from Landlord, execute, acknowledge and deliver to the Landlord a written statement certifying that this Lease is in full force and effect. This statement should also state whether or not Tenant is in default in performance of any covenant and shall constitute an acknowledgment by Tenant that this Lease, except as stated in such notice, is unmodified and in full force and effect.

42. Peaceful Possession. Subject to the terms, covenants and conditions of this Lease, Tenant shall have, hold and enjoy possession of the Property, subject only to the rights of the holders of any mortgage which now covers said Property or which may hereafter be placed on the Property by the Landlord who agree that Tenant, absent a default beyond any applicable cure period, shall not be disturbed in its possession of the Property. Tenant's rights are also subject to any underlying lease now or later covering the entire property of which the Property is a part. Tenant shall execute any necessary subordination agreement at Landlord's request, provided that such agreement contains non-disturbance provisions, in form acceptable to such lender and Tenant.

43.      Default.

         (a) If Tenant fails to pay Rent, including Additional Rent on or before the due dates as herein stated (TIME IS OF THE ESSENCE) and if Tenant fails to cure such default within ten (10) days after notice from Landlord; or if Tenant shall be in default in performing any of the terms, covenants and conditions of this Lease other than the provision requiring the payment of Rent, and fails to cure such default within thirty (30) days or such other time as is reasonably required for Tenant to cure such default so long as Tenant has commenced and diligently prosecutes the curing of such default within such thirty day period and in no event longer than sixty (60) days after the receipt of notice of default from Landlord; or this Lease is assigned to any other persons, firm, office or corporation, without the permission of Landlord except as provided herein, this Lease shall be in default. Upon such default, at Landlord's option, this Lease shall expire and terminate fifteen (15) days after Landlord delivers written notice to Tenant of such condition or default and Tenant shall immediately quit and surrender said Property to Landlord. In the event of any such default or breach of performance, Landlord without any further notice or demand of any kind to Tenant, may terminate this Lease and re-enter and forthwith repossess the entire Property and without being liable for trespass or damage shall re-let, lease, or demise the Property to another Tenant without any hindrance or prejudice to Landlords right to distraint for any past due Rent, Additional Rent, and Rent from the time of such default or termination until the Property was leased or rented to another Tenant.

         (b) If Landlord or Master Landlord shall fail to perform each and all of its obligations under the Master Lease (except for those obligations to be performed by Tenant hereunder) and such failure is not cured within the applicable notice and cure period, Tenant may, but shall not be obligated to, cure any such failure and recover reimbursement for its costs thereof (i) from Landlord or if Landlord does not pay such invoice within thirty (30) days after presentation (ii) then by offset against the next monthly installment(s) of Rent to be paid by Tenant hereunder. Additionally, if Landlord shall default in the performance of any of the covenants, obligations or conditions that are the responsibility of Landlord in the Master Lease, Landlord shall immediately provide written notice to Tenant of such default. If Master Landlord seeks to exercise its right to terminate the Master Lease, Tenant may elect, in its sole discretion, to either (a) terminate this Lease or (b) continue to occupy the Property, on a month-to-month basis in accordance with this Lease paying Rent directly to Master Landlord during a transition period of up to nine (9) months, such tenancy terminable by Tenant upon thirty (30) days written notice to Master Landlord.

44. Chattels. It is understood and agreed that any merchandise, fixtures, furniture, or equipment left on the Property when Tenant vacates shall be deemed to have been abandoned by Tenant and by such abandoned by Tenant and by such abandonment, Tenant relinquishes any right or interest therein and Landlord is authorized to sell, dispose of or destroy same.

45. Attorneys' Fees and Costs. In the event that it is necessary to employ an attorney for the collection of Rent or any other sum due hereunder, or to enforce any covenant of this Lease, or the termination of this Lease, or for the possession of the Property or any part thereof, the delinquent party shall pay all costs of the prevailing party actually incurred, including reasonable attorneys' fees.

46. Definitions. "Landlord" as used in this Lease shall include the owner or owners of the property as well as the Landlord's heirs, representatives, assigns, and successors in title to the Property. "Tenant" shall include Tenant, Tenant's heirs and representatives, and if this Lease shall be assigned or sublet in compliance with the provisions of this Lease, shall include also Tenant's assignees or sublessees, as to Property covered by such assignment or sublease.

47. Subordination and Modification. Tenant covenants that this Lease shall be and shall remain subordinate to any mortgages now filed or to be placed upon the Property, provided that, in the absence of a default by Tenant, Tenant shall not be disturbed in its possession. Tenant shall, at the request of Landlord, from time to time execute a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to such lender and Tenant.

48. Entire Agreement. This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by a dated written agreement signed by both Landlord and Tenant. No surrender of the Property or of the remainder of the Term shall be valid unless accepted by Landlord in writing. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

49. Authority. The individuals signing this Lease personally warrant that they have the right and power to enter into this Lease, to grant the rights granted under this Lease, and to undertake the obligations undertaken in this Lease.

50. Compliance with Laws. Tenant and Landlord agree to comply with and adhere to all laws, whether municipal, state, federal or otherwise, applicable to and effecting the Property, including but not limited to all environmental laws effecting the Property.

51. Brokers. Tenant and Landlord each represent that no broker or agent other than Colliers Keenan of Charleston (the Broker) for whom Landlord is solely responsible has any claim to a commission with respect to the Lease contemplated hereby. Tenant and Landlord each shall indemnify and hold the other party harmless from and against and in respect to any and all liability or expense resulting from or in connection with fees, claims or commissions alleged to be due as a result of the transactions contemplated hereby to any person or entity other than payment of the commission.

52. Captions. The marginal captions herein are done for convenience and reference only and shall not be deemed as part of this Lease or construed as in any manner or as amplifying the terms and provisions of this Lease to which they relate.

53. Severability. If any term or provision of this Lease shall to any extent be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be effective thereby and a balance of the terms and provisions of this Lease shall be valid and enforceable to the fullest extent either hereunder or as permitted by law.

54. Interpretation Presumption. This Lease has been negotiated by the parties hereto and by the respective attorneys for each party. The parties represent and warrant to one another that each has, by counsel or otherwise, actively participated in the finalization of this Lease, and in the event of a dispute concerning the interpretation of this Lease, each party hereby waives the doctrine that an ambiguity should be interpreted against the party which has drafted the document.

55. Waiver. Either party hereto may waive compliance by the other party of any term or provision of this Lease on the part of such other party. Waiver by any party of a breach of any term or provision shall not be construed as a waiver of any subsequent breach.

56. Applicable Law. The parties executing this Lease acknowledge that the negotiations and anticipated performance of this Lease occurred or shall occur, and that this Lease is executed, in Charleston County, South Carolina, and that, therefore, the parties irrevocably and unconditionally: (a) agree that any suit, action or legal proceeding arising out of or relating to this Lease shall be brought only in the courts of record of the State of South Carolina in Charleston County or the U.S. District Court of the United States, District of Charleston;
         (b) consent to the exclusive jurisdiction of each court in any such suit, action or proceeding; (c) waive any objection which either may have to the laying of venue of any such suit, action or proceeding in any of such courts under any statute or law of any jurisdiction; (d) consent to the reference of any suit to the Master-in-Equity for Charleston County; (c) agree that service of any court paper may be effected on such party by mail, as provided in this Lease, or in such other manner as may he provided under applicable laws or court rules in said State; and (F) agree that South Carolina law shall govern the interpretation of this Lease and the rights and duties of the parties hereto.

57.      INTENTIONALLY OMITTED.

58. Benefit; Binding Effect. The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors and assigns.



                     [Signatures appear on following page.]

         IN WITNESS WHEREOF, the parties hereto have their duty authorized representative to execute this Lease on the day and year first above written.


WITNESSES:                                   LANDLORD:
---------



/s/ Andy Howell                              BLACKBAUD, LLC.
---------------------------------
General Council
                                             By:      /s/ Tim V. Williams
                                                --------------------------------
                                             Name:    Tim V. Williams
                                                  ------------------------------
                                             Title:   Vice President and CFO
                                                   -----------------------------




WITNESSES:                                   TENANT:
---------



/s/ David J. Mills                           PILOT THERAPEUTICS, INC.
---------------------------------
David J. Mills
Secretary
Pilot Therapeutics, Inc.
                                             By:      /s/ Floyd H. Chilton III
                                                --------------------------------
                                             Name:    Floyd H. Chilton
                                                  ------------------------------
                                             Title:   CEO, CSO and President
                                                   -----------------------------

                                    EXHIBIT A

                                  Master Lease

[ATTACH FULL EXECUTED COPY OF MASTER LEASE WITH ALL EXHIBITS THERETO AND ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATION THEREOF.]



                                    EXHIBIT B

                                Legal Description



[INSERT LEGAL DESCRIPTION FOR LAND UPON WHICH THE BUILDING IS LOCATED AND A FLOOR PLAN OF THE FOURTH FLOOR SHOWING EXACT LOCATION OF THE PROPERTY.]



                                    EXHIBIT C



[INTENTIONALLY BLANK]

                                    EXHIBIT D

                              Rules and Regulations

1. Sidewalks, entryways, passages, corridors, stairways and elevators shall not be obstructed by Tenant, its employees or agents, or used by them for purposes other than ingress or egress to and from the Property.

2. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in the Property, shall be covered or obstructed by Tenant.

3. Water closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed. Any damage resulting to them from misuse or abuse by Tenant or its agents, employees or invitees, shall be borne by Tenant.

4. No person shall disturb the occupants of the facilities by the use of musical instruments or the making or transmittal of noises that are audible outside the leased premises.

5.       No pets of any kind are permitted in the facilities.

6. Fitness center and locker rooms located in the facilities are not staffed. Tenant's staff shall be required to execute a waiver prior to being allowed access. Tenant's staff shall follow all applicable rules regarding fitness center and locker rooms. Fitness center hours of operation are 5 a.m. to 11 p.m. each day. Landlord reserves the right to adjust these hours at its sole discretion. Tenant visitors, guests or spouses are not permitted to use fitness center or locker rooms.

7.       No bicycles or similar vehicles are permitted in the Building.

8. Tenant shall not be permitted to use or to keep in the facilities any kerosene, gasoline, propane, lighter fluid, camphene, burning fluid or other combustible or flammable materials, or to burn any article or material in the facilities.

9. Secondary or personal space heaters are strictly forbidden in the Property.

10. No portion of the Property shall be utilized for the purpose of lodging rooms or for any unlawful purposes.

11. Landlord reserves the right to exclude loiterers, vendors, solicitors and peddlers from the Property and to require registration and satisfactory identification or credentials from all persons seeking access to any part of the facilities. Landlord will exercise its best judgment in the execution of such control but shall not be liable for the granting or refusal of such access.

12. No wires of any kind or type, including but not limited to TV and radio antennas, shall be attached to the outside of the Property, except as expressly agreed otherwise. No wires shall be run or installed in any part of the Property without Landlord's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

13. Smoking is not permitted inside any part of the Building. There is a designated smoking area on the south side of the Building that may be utilized by Tenant's smokers. To the extent required by law, Landlord reserves the right to ban smoking and other tobacco products from the Property at its sole discretion.

14. All safes or other heavy articles shall be carried up or into the Property only at such times and in such manner as prescribed by the Landlord. The Landlord shall, in all cases, have the right to specify a maximum weight and proper position or location of any such safe or other heavy article. Tenant shall pay for any damage done to the Property by taking in or removing any safe or from overloading any floor in any way.

15. Tenant shall pay the cost of repairing or restoring any part of the Property defaced or injured by Tenant, its agents, invitees or employees.

16. Landlord shall be responsible for providing Tenant's staff and visitors ID badges complying with Building's security policies and card reader hardware/software serving as access control to the main Building's entrances and to the Property.

17. A summary of access control permission levels and descriptions shall be provided to Landlord's operations manager prior to occupancy so security hardware/software can be configured and staff photos can be arranged.

18. Any keyed or photo pass locks installed in the Property shall be compatible with the Building's master key or photo pass system. Any card readers installed in the Property that are controlled by the Tenant shall allow master access to Landlord's designated Building and security staff. If Landlord decides to change master control systems, Landlord shall provide Tenant sixty (60) days' written notice of such intentions.

19. Tenant shall be responsible for timely communication of access change requests to Landlord's Building staff. Emergency access change instructions shall be communicated with an extreme sense of urgency. These communication responsibilities shall be mutual.

20. Tenant shall instruct all suppliers and delivery services that the Building loading dock and freight elevator shall be utilized for all deliveries. Tenant shall make arrangements for deliveries to be received and escorted to the Property. Routine suppliers may be issued electronic photo ID badges for convenient access to the Property but must comply with Building security policies at all times. Landlord shall not be responsible for Tenant deliveries or shipments.

21. Standard Hours of Operation for Tenant are considered to be 8 a.m. - 6 p.m. Monday through Friday and 8 a.m. - 1 p.m. on Saturday. HVAC services shall be provided during these hours. HVAC services outside these hours shall be provided upon request and billed as "Overtime HVAC" at $25 per hour payable as Additional Rent.

22. Tenant's Building service requests (hot/cold, etc.) shall be directed to Tenant's designated "Building contact(s)". Tenant's Building contact(s) shall be responsible for communications to Landlord's Building staff via email. Emergency Building needs (water leaks, safety/security concerns, etc.) should be called in to Landlord's Building staff for immediate attention.

23. Tenant's operations staff shall meet with Landlord's operations staff at least two (2) weeks prior to occupancy to review Strategic Action for Emergencies Plan ("SAFE Plan") and emergency evacuation procedures. Landlord's changes to SAFE Plan shall be communicated to Tenant in a timely manner.

24. Tenant shall be responsible for communicating Building rules, procedures and SAFE Plan to its staff and visitors. Tenant shall notify Landlord's Building staff of any staff changes that affect security or emergency plans. These communication responsibilities shall be mutual.

25. Moves in and out of the Building shall be done outside normal business hours (after 5 p.m. or on weekends) and shall use the freight elevator. Written notice of move intentions shall be provided to Landlord at least 5 business days in advance so elevator padding and loading dock coordination can take place. Tenant shall properly protect floor (with plywood) and corridor walls (with padding) during moves or deliveries. Move requests deviating from these requirements shall be submitted to Landlord in writing. Landlord reserves the right to refuse such requests at Landlord's sole discretion.

26. Tenant inquiries related to the Property capabilities including, but not limited to, emergency power, lighting, plumbing, HVAC, etc. shall be directed to Landlord's operations manager. Landlord shall provide timely responses in writing.

27. Landlord and Tenant operations staffs shall coordinate activities in emergency situations, including but not limited to, hurricanes or other events that may involve utilities outages. Tenant would be expected to share its proportionate cost of major equipment rentals (i.e. full size generator) for which Tenant requests.

28. Building atrium and dining room are available for event rentals subject to availability. Details and fees shall be coordinated with Landlord's Building staff.

29. Landlord shall have the right to approve all contractors, representatives and installation technicians rendering any contracted service on or to the Property for the Tenant, for which, approval shall not be unreasonably withheld. This provision shall apply to all work performed in the Property, including security services, installation of telephone service, computer equipment, electrical devices and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any physical component of the Property.

30. Landlord reserves the right to modify, add or delete Property Rules and Regulations as it deems necessary to improve occupant or asset security, Property appearance or operational efficiencies.